UNITED STATES
                   SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):
                         April 16, 2002

                  LUNA MEDICAL TECHNOLOGIES, INC.
       (Exact name of registrant as specified in its charter)


           NEVADA                            98-0207745
          --------                           ----------
  (State or other jurisdiction             (I.R.S. Employer
  of incorporation or organization)        Identification No.)

999 Canada Place - Suite 527
Vancouver, British Columbia                    V6C 3E1
------------------------------------           -------
  (Address of principal executive offices)    (Zip Code)


  Registrant's telephone number             (604) 605-8852
                                            --------------

Item 1.  Change in Control of Registrant

On April 16, 2002, the Board of Directors of Luna Medical Technologies, Inc., voted to issue a total of 25,000,000 shares of common stock to two (2) parties, King Capital Corporation and Campbell Capital Holdings Inc., in satisfaction of outstanding debts owed by the company to both parties which is a total of $125,000.00. The issuance of these shares to the company's creditors resulted in a change of control of the company. Subsequent to the issuance of these shares, King Capital Corporation shall own approximately thirty eight (38%) percent of the outstanding shares of the company and Campbell Capital Holdings Inc., shall own approximately forty three (43%) percent of the outstanding shares of the company.

King Capital and Campbell Capital Holdings now together effectively control the company. Their primary objective shall be to bring Luna Medical Technologies current in its reporting obligations with the Securities and Exchange Commission and to thereafter attempt to obtain funding or capital for the company or to effectuate an acquisition with another company for the purpose of attracting investor interest in the company.


Item 5.  Other Events and Regulation FD Disclosure

On March 11, 2002, the Board of Directors of the Company, Messrs. Darren Seed, Cameron King and Dr. James Swanney, resigned, effective immediately. Subsequent to the resignation of these directors, appointed to the Board of Directors were Mr. Brent Shaw and Mr. Bradley Hofstad. Messrs. Shaw and Hofstad shall serve on the Board of Directors for a period of one (1) year.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 2, 2002


                            Luna Medical Technologies, Inc.


                            By:
                            Name: Brent Shaw
                            Title: Director